UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2008

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

At the Family Dollar Stores, Inc. (the “Company”) Annual Meeting of Stockholders held on January 17, 2008 (the “Annual Meeting”), the proposal to amend the Family Dollar Stores, Inc. 2006 Incentive Plan (the “Plan”), as recommended by the Company’s Board of Directors, was approved by the Company’s stockholders.   The amendment increases the maximum aggregate dollar value of any performance-based cash award or other cash-based award that may be paid to any participant in the 2006 Plan during any one calendar year from $1,000,000 to $3,000,000.  All other Plan terms remain unchanged.

A description of the terms of the Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission (“SEC”) on December 5, 2008.

The foregoing does not constitute a complete summary of the terms of the Plan, and reference is made to the complete text of the Plan which is attached hereto and incorporated herein by reference as Exhibit 10.

Item 8.01.   Other Events.

On January 17, 2008, the Company announced that its quarterly dividend, payable April 15, 2008, would be increased to $.12 1/2 per share.

A copy of the news release issued by the Company announcing the change in the quarterly dividend is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

10 – Family Dollar Stores, Inc. 2006 Incentive Plan

99 – News Release dated January 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date:	January 22, 2008	By:	/s/ Janet G. Kelley
Janet G. Kelley
Senior Vice President-General Counsel and
Secretary

Exhibit Index

Exhibit No.	Document Description
10	Family Dollar Stores, Inc. 2006 Incentive Plan

99	News Release dated January 17, 2008